Exhibit 99.1

FOR IMMEDIATE RELEASE
Contact: David Smith, CFO
Phone: (574) 535-1125
E Mail: drew@drewindustries.com

DREW INDUSTRIES REPORTS 2015 FOURTH QUARTER AND
FULL-YEAR RESULTS

2015 Sales Grow $212 Million to Record Year of $1.4 Billion

Elkhart, Indiana - February 11, 2016 - Drew Industries Incorporated (NYSE: DW), a leading supplier of components for recreational vehicles (RVs) and manufactured homes, today reported net income of $16.1 million, or $0.65 per diluted share, for the fourth quarter ended December 31, 2015, compared to net income of $12.0 million, or $0.49 per diluted share, for the fourth quarter ended December 31, 2014. In connection with previously announced severance and other charges incurred during the 2015 fourth quarter, the Company recorded after-tax charges of $3.4 million. Excluding these charges, net income in the fourth quarter would have been $19.5 million, or $0.79 per diluted share.

Consolidated net sales in the fourth quarter of 2015 increased to a fourth quarter record of $334 million, 16 percent higher than the 2014 fourth quarter. Acquisitions completed by the Company in 2015, as well as the July 2015 distribution and supply agreement for premium electronics with Furrion, added $20 million in net sales in the fourth quarter of 2015. Increased content per unit through market share gains positively impacted net sales growth in the 2015 fourth quarter. Further, the Company organically increased sales to adjacent industries and the aftermarket.

The Company’s content per travel trailer and fifth-wheel RV for the twelve months ended December 31, 2015, increased $171 to $2,987, compared to content per travel trailer and fifth-wheel RV for the twelve months ended December 31, 2014 of $2,816. The Company’s content per motorhome RV for the twelve months ended December 31, 2015, increased by $208, to $1,810, compared to content per motorhome RV for the twelve months ended December 31, 2014, of $1,602.

“The popularity of the RV lifestyle, supported by new OEM models and bolstered by strong economic fundamentals, continues to provide the platform for our Company to successfully provide innovative products, services and features highly sought after by RV consumers,” said Jason Lippert, Drew’s Chief Executive Officer. “You can see our sales and content growth stats being driven by new products, including Furrion electronics and products with increased functionality, including our Solera® Awnings and RV leveling systems. Growth in 2015 was also fueled by strong aftermarket sales, which topped $100 million for the year, and our continued investment in adjacent industries which took us into marine furniture and further into school bus windows.”

In January 2016, Drew’s consolidated net sales reached approximately $127 million, 10 percent higher than January 2015. Excluding the impact of acquisitions, the Company’s consolidated net sales for January 2016 were up 5 percent. “As the industry prepares to meet the anticipated demand of the 2016 spring and summer selling seasons, I am encouraged by the robust January sales following up on a strong fourth quarter,” said Jason Lippert.

“Our operating profit margin in the fourth quarter of 2015 improved to 7.1 percent, compared to 6.0 percent in the fourth quarter of 2014,” said Scott Mereness, Drew’s President. “Our strong results underscore the successful launch of several new products, the reconfiguration of several manufacturing sites and acquisitions. The 2015 fourth quarter results, in comparison to the 2014 fourth quarter, were strengthened by favorable commodity prices for both aluminum and steel, whereas the prior year fourth quarter experienced higher aluminum prices and health insurance costs. The

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current year fourth quarter results were, however, affected by certain charges which reduced the operating profit margin by 1.4 percent, including the severance cost which was previously discussed in our third quarter results. Also in the fourth quarter of 2015, pre-tax charges of $2.3 million were recorded related to environmental costs and legal settlements.”

2015 Full-Year Results
Consolidated net sales for the year ended December 31, 2015 increased to a record $1.4 billion, 18 percent higher than the year ended December 31, 2014. Acquisitions completed by the Company in 2015, as well as the Furrion distribution and supply agreement, added $52 million in net sales in 2015. A five percent increase in industry-wide wholesale shipments of travel trailer and fifth-wheel RVs, Drew’s primary RV market, as well as increased content per unit through market share gains, positively impacted net sales growth in 2015. Further, the Company organically increased sales to adjacent industries and the aftermarket.

In 2015, Drew continued to grow sales to both adjacent industries and the aftermarket for the RV and manufactured housing segments. Aggregate net sales to adjacent industries increased 40 percent to $193 million and aftermarket net sales increased 62 percent to $103 million. Together, these markets account for 21 percent of consolidated net sales, double the percentage from 2010.

“In 2013, we surpassed annual net sales of $1.0 billion and only two years later we have crossed the $1.4 billion mark,” reflected Jason Lippert. “Modest, but still solid industry growth at both the wholesale and retail levels for both RV and manufactured housing units combined with our increased content, growth in aftermarket channels, completed acquisitions and growth in adjacent industries provided a basis for another year of double digit revenue growth for the Company.”

For the full-year 2015, Drew’s net income increased to $74.3 million, or $3.02 per diluted share, up from net income of $62.3 million, or $2.56 per diluted share, in 2014. Excluding certain charges for severance, environmental and legal costs in 2015 and the loss on the sale of the Company’s aluminum extrusion-related assets in 2014, net income would have been $79.0 million in 2015, or $3.20 per diluted share, up from net income of $63.5 million, or $2.61 per diluted share, in 2014.

“During the last thirteen months we completed four acquisitions and signed the Furrion distribution and supply agreement, adding approximately $113 million of additional annual sales, and representing significant adjacent market sales growth and profit potential,” said David Smith, Drew’s Chief Financial Officer. The four operations acquired by Drew during 2015 and in January 2016 were:

•
Highwater Marine Furniture -- An Elkhart, Indiana-based marine furniture operation providing furniture solutions for Highwater Marine, LLC, a manufacturer of pontoon boats. Estimated annual sales for the marine furniture operation were $20 million;

•	Signature Seating -- A Ft. Wayne, Indiana-based manufacturer of furniture solutions for fresh water boat manufacturers, primarily pontoon boats, with annual sales of $16 million;

•
Spectal Industries -- A Canada-based manufacturer of windows and doors primarily for school buses, as well as commercial buses, emergency vehicles, trucks, agricultural equipment and RVs, with annual sales of $25 million.

•
EA Technologies -- An Elkhart, Indiana-based manufacturer of custom steel and aluminum parts and provider of electro-deposition (‘e-coat’) and powder coating services for RV, bus, medium-duty truck, automotive, recreational marine, specialty and utility trailer, and military applications, with annual sales of $17 million.

“These acquisitions fit into our strategy to leverage core competencies in product innovation, manufacturing and distribution, along with our commitment to superior customer service, to expand into adjacent markets while continuing to grow our RV products business,” said Jason Lippert. “Rapid integration and the realization of identified synergies are the objectives for all acquired companies and we have made significant progress in the businesses

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acquired in 2015. Furthermore, growth through acquisitions, in addition to organic growth, will continue to be part of our strategy in 2016.”

Balance Sheet and Other Items
At December 31, 2015, the Company had net borrowings of $38 million, compared with net borrowings of $16 million at December 31, 2014. “During 2015, we invested $41 million in acquisitions and $29 million in capital expenditures, and returned $48 million to stockholders through a special dividend of $2.00 per share,” said David Smith. “These investments were primarily funded by our operating cash flow of $95 million in 2015.”

During 2015, inventories increased $38 million, or 29 percent, including $7 million related to the 2015 acquisitions, primarily due to increases in sourced products, including inventory to support the Furrion business and the strategic onboarding of a new supplier.

The effective tax rate for fiscal 2015 and the fourth quarter of 2015 were slightly higher than in the comparable prior year periods, primarily as a result of lower tax credits.

Return on equity for the twelve months ended December 31, 2015 improved to 18.4 percent, from 17.5 percent in the year-earlier period.

Jason Lippert concluded, “I am pleased with the strength, resiliency and spirit of the RV industry that resulted in double digit retail growth in 2015 and the opportunities I see for continued growth for RV and related adjacent industries. Our 2015 performance reflects sales and earnings growth, continued investment in acquisitions, our people, production capacity, customer service, the RV aftermarket and adjacent industries, research and development, as well as a host of other initiatives designed to make our business better for our customers, suppliers, employees, and shareholders. I am honored to lead this team of smart, talented and passionate people, and I am confident in our ability to execute our strategy successfully for the long-term growth and profitability of this Company.”

Conference Call & Webcast
Drew will provide an online, real-time webcast of its fourth quarter 2015 earnings conference call on the Company’s website, www.drewindustries.com, on Thursday, February 11, 2016, at 11:00 a.m. Eastern time.

Institutional investors can access the call via the password-protected site, StreetEvents (www.streetevents.com). A replay of the call will be available by dialing (855) 859-2056 and referencing access code 38332923. A replay of the webcast will also be available on Drew’s website.

About Drew Industries
From 42 manufacturing facilities located throughout the United States and Canada, Drew Industries, through its wholly-owned subsidiary, Lippert Components®, supplies a broad array of components for the leading manufacturers of recreational vehicles and manufactured homes, and to a lesser extent supplies components for adjacent industries including buses; trailers used to haul boats, livestock, equipment and other cargo; pontoon boats; modular housing; and factory-built mobile office units. Drew’s products include steel chassis; axles and suspension solutions; slide-out mechanisms and solutions; thermoformed bath, kitchen and other products; windows; manual, electric and hydraulic stabilizer and leveling systems; chassis components; furniture and mattresses; entry, luggage, patio and ramp doors; electric and manual entry steps; awnings and slide toppers; LED televisions and sound systems; navigation systems; wireless backup cameras; other accessories; and electronic components. Additional information about Drew and its products can be found at www.drewindustries.com.

Forward-Looking Statements
This press release contains certain “forward-looking statements” with respect to our financial condition, results of operations, business strategies, operating efficiencies or synergies, competitive position, growth opportunities, acquisitions, plans and objectives of management and other matters. Statements in this press release that are not historical facts are “forward-looking

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statements” for the purpose of the safe harbor provided by Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended, and involve a number of risks and uncertainties.

Forward-looking statements, including, without limitation, those relating to our future business prospects, net sales, expenses and income (loss), cash flow, and financial condition, whenever they occur in this press release are necessarily estimates reflecting the best judgment of the Company’s senior management at the time such statements were made. There are a number of factors, many of which are beyond the Company’s control, which could cause actual results and events to differ materially from those described in the forward-looking statements. These factors include, in addition to other matters described in this press release, pricing pressures due to domestic and foreign competition, costs and availability of raw materials (particularly steel, steel based components and aluminum) and other components, seasonality and cyclicality in the industries to which we sell our products, availability of credit for financing the retail and wholesale purchase of products for which we sell our components, inventory levels of retail dealers and manufacturers, availability of transportation for products for which we sell our components, the financial condition of our customers, the financial condition of retail dealers of products for which we sell our components, retention and concentration of significant customers, the costs, pace of and successful integration of acquisitions and other growth initiatives, availability and costs of labor, employee benefits, employee retention, realization and impact of efficiency improvements and cost reductions, the successful entry into new markets, the costs of compliance with environmental laws and increased governmental regulation and oversight, information technology performance and security, the ability to protect intellectual property, interest rates, oil and gasoline prices, the impact of international, national and regional economic conditions and consumer confidence on the retail sale of products for which we sell our components, and other risks and uncertainties discussed more fully under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014, and in the Company’s subsequent filings with the Securities and Exchange Commission. The Company disclaims any obligation or undertaking to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made, except as required by law.

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DREW INDUSTRIES INCORPORATED
OPERATING RESULTS
(unaudited)

	Twelve Months Ended December 31,		Three Months Ended December 31,
	2015	2014	2015	2014
(In thousands, except per share amounts)

Net sales	$1,403,066	$1,190,782	$334,228	$289,351
Cost of sales	1,097,064	935,859	260,814	232,123
Gross profit	306,002	254,923	73,414	57,228
Selling, general and administrative expenses	186,032	157,482	47,306	40,007
Severance	3,716	—	2,497	—
Sale of extrusion assets	—	1,954	—	—
Operating profit	116,254	95,487	23,611	17,221
Interest expense, net	1,885	430	486	106
Income before income taxes	114,369	95,057	23,125	17,115
Provision for income taxes	40,024	32,791	6,985	5,119
Net income	$74,345	$62,266	$16,140	$11,996

Net income per common share:
Basic	$3.06	$2.60	$0.66	$0.50
Diluted	$3.02	$2.56	$0.65	$0.49

Weighted average common shares outstanding:
Basic	24,295	23,911	24,396	24,020
Diluted	24,650	24,334	24,757	24,484

Depreciation and amortization	$41,624	$32,596	$10,961	$9,121
Capital expenditures	$28,989	$42,458	$7,181	$12,426

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DREW INDUSTRIES INCORPORATED
SEGMENT RESULTS
(unaudited)

	Twelve Months Ended December 31,		Three Months Ended December 31,
	2015	2014	2015	2014
(In thousands)
Net sales: (1)
RV Segment:
RV OEMs:
Travel trailers and fifth-wheels	$938,787	$841,497	$216,630	$197,868
Motorhomes	86,513	70,332	22,428	18,668
RV aftermarket	87,447	49,570	22,551	16,793
Adjacent industries	172,181	113,049	44,012	28,653
Total RV Segment net sales	1,284,928	1,074,448	305,621	261,982

MH Segment:
Manufactured housing OEMs	82,032	77,421	20,888	18,871
Manufactured housing aftermarket	15,559	14,186	3,549	3,337
Adjacent industries	20,547	24,727	4,170	5,161
Total MH Segment net sales	118,138	116,334	28,607	27,369

Total net sales	$1,403,066	$1,190,782	$334,228	$289,351

Operating profit:
RV Segment	$107,485	$86,571	$23,305	$14,523
MH Segment	12,485	10,870	2,803	2,698
Total segment operating profit	119,970	97,441	26,108	17,221
Severance	(3,716)	—	(2,497)	—
Sale of extrusion assets	—	(1,954)	—	—
Total operating profit	$116,254	$95,487	$23,611	$17,221
(1) In the third quarter of 2015, the Company refined the various sales categories within the RV Segment. This refinement had no impact on total RV Segment net sales or trends. Prior periods have been reclassified to conform to this presentation.

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DREW INDUSTRIES INCORPORATED
BALANCE SHEET INFORMATION
(unaudited)

	December 31,
	2015	2014
(In thousands)

ASSETS
Current assets
Cash and cash equivalents	$12,305	$4
Accounts receivable, net	41,509	37,987
Inventories, net	170,834	132,492
Deferred taxes	22,616	18,709
Prepaid expenses and other current assets	21,178	18,444
Total current assets	268,442	207,636
Fixed assets, net	150,600	146,788
Goodwill	83,619	66,521
Other intangible assets, net	100,935	96,959
Deferred taxes	6,775	11,744
Other assets	12,575	14,193
Total assets	$622,946	$543,841

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable, trade	$29,700	$49,534
Accrued expenses and other current liabilities	69,162	57,651
Total current liabilities	98,862	107,185
Long-term indebtedness	50,000	15,650
Other long-term liabilities	35,509	26,108
Total liabilities	184,371	148,943
Total stockholders’ equity	438,575	394,898
Total liabilities and stockholders’ equity	$622,946	$543,841

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DREW INDUSTRIES INCORPORATED
SUMMARY OF CASH FLOWS
(unaudited)

	Year Ended December 31,
	2015	2014
(In thousands)

Cash flows from operating activities:
Net income	$74,345	$62,266
Adjustments to reconcile net income to cash flows provided by operating activities:
Depreciation and amortization	41,624	32,596
Stock-based compensation expense	14,043	10,817
Deferred taxes	1,062	(5,493)
Other non-cash items	1,335	2,796
Changes in assets and liabilities, net of acquisitions of businesses:
Accounts receivable, net	2,082	(606)
Inventories, net	(31,276)	(21,940)
Prepaid expenses and other assets	(2,249)	(4,610)
Accounts payable, trade	(21,783)	21,269
Accrued expenses and other liabilities	15,835	9,925
Net cash flows provided by operating activities	95,018	107,020
Cash flows from investing activities:
Capital expenditures	(28,989)	(42,458)
Acquisitions of businesses	(41,058)	(106,782)
Proceeds from note receivable	2,000	1,750
Proceeds from sales of fixed assets	2,337	3,587
Other investing activities	(406)	(171)
Net cash flows used for investing activities	(66,116)	(144,074)
Cash flows from financing activities:
Exercise of stock-based awards, net of shares tendered for payment of taxes	1,470	5,769
Proceeds from line of credit borrowings	614,629	425,330
Repayments under line of credit borrowings	(630,279)	(409,680)
Proceeds from shelf-loan borrowing	50,000	—
Payment of special dividend	(48,227)	(46,706)
Payment of contingent consideration related to acquisitions	(3,974)	(3,739)
Other financing activities	(220)	(196)
Net cash flows (used for) provided by financing activities	(16,601)	(29,222)

Net increase (decrease) in cash	12,301	(66,276)

Cash and cash equivalents at beginning of year	4	66,280
Cash and cash equivalents at end of year	$12,305	$4

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DREW INDUSTRIES INCORPORATED
SUPPLEMENTARY INFORMATION
(unaudited)

	Twelve Months Ended			Three Months Ended
	December 31,			December 31,
	2015		2014	2015		2014
Industry Data(1) (in thousands of units):
Industry Wholesale Production:
Travel trailer and fifth-wheel RVs	314.4		298.9	75.0		72.3
Motorhome RVs	47.3		43.9	11.4		9.9
Manufactured homes	70.5		64.3	18.5		16.2
Industry Retail Sales:
Travel trailer and fifth-wheel RVs	311.6	(2)	277.3	49.0	(2)	42.9
Impact on dealer inventories	2.8	(2)	21.6	26.0	(2)	29.4
Motorhome RVs	40.4	(2)	36.5	7.6	(2)	7.1

				Twelve Months Ended
				December 31,
				2015		2014
Drew Estimated Content Per Industry Unit Produced:
Travel trailer and fifth-wheel RV				$2,987	(3)	$2,816	(3)
Motorhome RV				$1,810	(3)	$1,602	(3)
Manufactured home				$1,163		$1,203

				December 31,
				2015		2014
Balance Sheet Data:
Current ratio				2.7		1.9
Total indebtedness to stockholders' equity				0.1		0.0
Days sales in accounts receivable				14.2		14.6
Inventory turns, based on last twelve months				6.9		8.2

				2016
Estimated Full Year Data:
Capital expenditures				$ 20 - $ 26 million
Depreciation and amortization				$ 42 - $ 47 million
Stock-based compensation expense				$ 16 - $ 18 million
Annual tax rate				35% - 36%
(1) Industry wholesale production data for travel trailer and fifth-wheel RVs and motorhome RVs provided by the Recreation Vehicle Industry Association. Industry wholesale production data for manufactured homes provided by the Institute for Building Technology and Safety. Industry retail sales data provided by Statistical Surveys, Inc.
(2) December 2015 retail sales data for RVs has not been published yet, therefore 2015 retail data for RVs includes an estimate for December 2015 retail units.
(3) In the third quarter of 2015, the Company refined the calculation of RV content per unit. This refinement had no impact on total RV Segment net sales or trends of content per unit. Prior periods have been reclassified to conform to this presentation.

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